Exhibit 99.1

USA Compression Partners LP Announces Strategic Acquisition of J-W Power Company

DALLAS, Texas, December 1, 2025 — USA Compression Partners, LP (NYSE: USAC) (“USAC” or “USA Compression” or the “Partnership”) today announced it has entered into a definitive agreement to acquire J-W Power Company, a large privately-held provider of compression services in the United States, for total consideration of approximately $860 million.

Compelling Strategic and Financial Benefits

•	Expanded Scale: Creates a combined fleet of approximately 4.4 million active horsepower.

•	Enhances Geographic Diversification: Adds over 0.8 million active horsepower across key regions including the Northeast, Mid-Con, Rockies, Gulf Coast, Bakken and Permian Basin.

•	Diversified Business Lines: Includes aftermarket services and parts distribution, as well as additional optionality associated with specialized manufacturing services.

•	Customer Base: Highly diversified, high-quality customer base with long-term relationships.

•	Market Leadership: Expands USAC’s position across mid-to-large horsepower compression.

•	Financial Impact: Meaningful near-term accretion on a Distributable Cash Flow basis.

•	Valuation: Attractive ~5.8x 2026 estimated Adjusted EBITDA multiple before expected synergies.

•	Deleveraging: Deleveraging transaction that accelerates path to sub-4.0x leverage.

“This acquisition represents a milestone step for USAC,” said Clint Green, President and Chief Executive Officer of USAC. “By adding J-W Power Company’s high-quality fleet and expanding our presence in key basins, we are excited to expand our position as a leading provider of compression services. The combined entity will deliver meaningful scale, broaden customer relationships, and enhance our ability to service the growing demand for natural gas compression.”

Green continued, “J-W Power Company brings a strong reputation for operational excellence and a diversified business model. We look forward to welcoming their talented team and working together to create long-term value for our unitholders.”

Transaction and Closing Details

Under the terms of the agreement, USAC will fund $430 million in cash, with plans to initially fund through available capacity under its revolving credit facility, and issue approximately 18.3 million new USAC common units ($430 million based on 10-day volume-weighted average price as of November 26, 2025 with a collar of $23.25 - $23.50, resulting in an effective price utilized $23.50) to the seller. The transaction is expected to close in the first quarter of 2026, subject to customary closing conditions and regulatory approvals.

Conference Call Information

USA Compression will host a conference call today beginning at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss. The call will be broadcast live over the internet. Investors may participate by audio webcast, or if located in the U.S. or Canada, by phone. A replay will be available shortly after the call via the “Events & Presentations” page of USA Compression’s Investor Relations website.

By Webcast:

•

Connect to the webcast via the “Events & Presentations” page of USA Compression’s Investor Relations website at https://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software.

By Phone:

•	Dial (888) 440-5655 at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call or conference ID 8970064.

Advisors

Wells Fargo is serving as exclusive financial advisor and Sidley Austin LLP is serving as exclusive legal advisor to USA Compression Partners. Jefferies LLC served as the exclusive financial advisor and Jackson Walker LLP served as legal counsel to J-W Power Company.

About USA Compression

USA Compression Partners, LP is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers, and transporters of natural gas and crude oil. USA Compression focuses on providing midstream natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities, and transportation applications. Please find additional information at usacompression.com.

About J-W Power Company

J-W Power Company is a large privately-held compression platform in the U.S. The company offers a diverse compression fleet across unit sizes, specializing in mid- to large-horsepower compression units. In its 60-year history, J-W Power Company has fabricated over 8,000 compressor packages and provides rental, manufacturing, and aftermarket parts and services to over 300 customers across major U.S. basins. Please find additional information at https://www.jwpower.com.

Forward-Looking Statements

Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Partnership’s business, performance and opportunities following the completion of the transaction, including the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include, among others, risks related to the ability of the parties to complete the proposed transaction on the proposed terms and schedule, including obtaining required regulatory approvals; risks associated with the proposed transaction, such as that the expected benefits of the proposed transaction will not occur; risks related to future opportunities and plans for the Partnership, including uncertainty regarding the expected financial performance and results of the Partnership following completion of the proposed transaction; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the possibility that if the Partnership does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Partnership’s common units could decline, as well as other risks related to the Partnership’s business and the factors described in Part I, Item 1A of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2025, Part II Item 1A of the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which was filed with the SEC on May 6, 2025, and subsequently filed reports. All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Non-GAAP Information

This news release refers to the Non-GAAP financial measure of Distributable Cash Flow. The Partnership defines Distributable Cash Flow as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense (benefit), impairment of assets, impairment of goodwill, certain transaction expenses, severance charges and other employee costs, loss (gain) on disposition of assets, loss on extinguishment of debt, change in fair value of derivative instrument, proceeds from insurance recovery, and other, less distributions on preferred units and maintenance capital expenditures. Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors, and others to compare the cash flows that the Partnership generates (after distributions on Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions that the Partnership expects to pay its common unitholders.

This news release also references a forward-looking estimate of Adjusted EBITDA projected to be generated by J-W Power Company for its 2026 fiscal year. The Partnership defines J-W Power Company’s EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense (benefit). The Partnership defines J-W Power Company’s Adjusted EBITDA as EBITDA plus impairment of assets, impairment of goodwill, interest income on capital leases, severance charges and other employee costs, certain transaction expenses, loss (gain) on disposition of assets, loss on extinguishment of debt, loss (gain) on derivative instrument, and other. The Partnership is unable to reconcile this estimated Adjusted EBITDA to projected net income (loss) and projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP because components of the required calculations cannot be reasonably estimated, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.

These non-GAAP financial measures should not be considered alternatives to, or more meaningful indicators of, J-W Power Company’s or the Partnership’s financial measures as prepared in accordance with GAAP. The Partnership’s methods of determining these non-GAAP financial measures may differ from the methods used by other companies and may not be comparable.

Investor Contact:

Mitchell Freer

Senior Director, Finance

ir@usacompression.com